                                                                   EXHIBIT 10.33

                            SHARE PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 10, 2004

                                      AMONG

                        INTEGRA LIFESCIENCES CORPORATION

                                       AND

                               MR. ERIC FOURCAULT
                                MR. THEO KNEVELS
                            MR. JEAN-CHRISTOPHE GIET
                              MR. BERTRAND GAUNEAU

                            SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (the "Agreement") is made and entered into on November 10, 2004:

Between:

INTEGRA LIFESCIENCES CORPORATION, a Delaware (USA) corporation located at 311 Enterprise Drive, Plainsboro, NJ 08536, United States of America ("Integra"), or any subsidiary of Integra that it may designate for such purpose, Integra or such subsidiary being duly represented by John B. Henneman, III.

(hereinafter referred to together as the "Purchaser")

                                                                ON THE ONE HAND

and:

1. Eric Fourcault, born on January 27, 1967 in Rueil Malmaison (France), residing at 8 Cours d'Herbouville 69004 Lyon, France (hereinafter referred to as "Fourcault");

2. Theo Knevels, born on August 26, 1959 in Neerpelt (Belgium), residing at Vilvoordse Steenweg 426, Grimbergen 1850, Belgium (hereinafter referred to as "Knevels");

3. Jean-Christophe Giet, born on December 3, 1963, in Lyon (France), residing at 1 bis Boulevard des Belges 69006 Lyon, France (hereinafter referred to as "Giet");

4. Bertrand Gauneau, born on June 6, 1967, in Paris, residing at 60 rue de la Madeleine 69007 Lyon, France (hereinafter referred to as "Gauneau").

                                                              ON THE OTHER HAND

(hereinafter collectively referred to as the "Sellers" and individually as a "Seller", it being understood and agreed that Fourcault, Knevels and Giet are acting jointly and severally (conjointement et solidairement) subject to the terms of Section 7.1(b)).

The Sellers and the Purchaser are hereinafter collectively referred to as the "Parties" and individually as a "Party".

                                    PREAMBLE

            WHEREAS, the Purchaser desires to buy all of the issued and outstanding shares of NEWDEAL TECHNOLOGIES, a societe anonyme organized under the laws of France, with a capital of Euros 75,000, having its registered office at 10, Place d'Helvetie 69006 Lyon, France, registered with the Registry of Commerce and Companies in Lyon under number 440 570 323 (hereinafter referred to as the "Company");

            WHEREAS, the Company holds 99,9% of all of the issued and outstanding shares of (a) SURFIX TECHNOLOGIES, a societe anonyme organized under the laws of France, with a capital of Euros 120,000, having its registered office at 7, avenue Jules Verne, Parc Tertiaire des Gresillieres 44230 Saint Sebastien sur Loire, France, registered with the Registry of Commerce and Companies in Nantes under number 392 424 396 (hereinafter referred to as "Surfix"), and (b) NEWDEAL, a societe anonyme organized under the laws of France, with a capital of Euros 1,000,000, having its registered office at 10, Place d'Helvetie 69006 Lyon, France, registered with the Registry of Commerce and Companies in Lyon under number 412 111 510 (hereinafter referred to as "Newdeal France"), which in turns holds (i) 99,9% of all of the issued and outstanding shares of ND SERVICE, organized under the laws of Belgium, with a capital of Euros370.000, having its registered office at Vilvoordse Steenweg 422, Grimbergen 1850, Belgium, registered with the Registry of Commerce and Companies in Brusselsunder number639383 (hereinafter referred to as "Newdeal Belgium"), and (ii) 100% of all of the issued and outstanding shares of NEWDEAL Incorporated, a Texas corporation, having its principal place of business at 2317 Brassington, Plano TX 75075 (hereinafter referred to as "Newdeal USA") (collectively referred to as the "Subsidiaries" and, together with the Company, as the "Companies").

            WHEREAS, the Company, directly or indirectly through one or more of its Subsidiaries, designs, manufactures (through arrangements with third parties), markets and sells certain implants and other medical devices, and in particular foot-extremities, ankle surgery devices, osteosynthesis plates and screws for use in the tibia, femur, and humerus, and certain related spare parts and sundries (the "Products") and markets, distributes and sells the Products throughout the world (all of the foregoing, the "Business");

            WHEREAS, the Sellers are, or immediately prior to the Closing (as defined below) will be, the owners of the Company Shares allocated as indicated in Exhibit 4.5.(a) hereto; and

            WHEREAS, the Purchaser desires to purchase all of the Company Shares from the Sellers, and the Sellers desire to sell the Company Shares owned by them to the Purchaser, all upon the terms and conditions hereinafter set forth, and in particular subject to the Company being, directly or indirectly, the holder of 100% of all of the issued and outstanding shares of each of the Subsidiaries;

            NOW, THEREFORE, in consideration of the premises, the mutual covenants, agreements, representations, and warranties herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions. The following terms shall have the following meanings ascribed to them:

1.1.        "Adjustment Statement" is defined in Section 2.5.1(a).

1.2         "Anniversary Date" is defined in Section 2.3(b)

1.3         "Anniversary Payment" is defined in Section 2.3(b)

1.4         "Acquisition Price" is defined in Section 2.2

1.5 "Base Working Capital" shall mean three million nine hundred thirty three thousand five hundred forty six (3,933,546) Euros, equal to, as of June 30, 2004, (i) the current assets of the Companies (excluding cash and cash equivalents), less (ii) the operating liabilities of the Companies, calculated in the manner set forth in detail on Exhibit 2

1.6. "Business" shall have the meaning ascribed to it in the Preamble of this Agreement.

1.7.        "Cap" is defined in Section 7.2(b).

1.8.        "Closing" is defined in Section 3.1.

1.9.        "Closing Balance Sheet" is defined in Section 2.5.1(a).

1.10.       "Closing Date" is defined in Section 3.1.

1.11 "Closing Working Capital" shall mean an amount, calculated in all respects in the same manner as the calculation of Base Working Capital, equal to (i) the current assets of the Companies (excluding cash and cash equivalents) as of the end of the day on the Closing Date, less (ii) the operating liabilities of the Companies as of the end of the day on the Closing Date, and all as finally determined pursuant to Section 2.5.

1.12. "Company" shall have the meaning ascribed to it in the Preamble of this Agreement.

1.13.       "Company Intellectual Property Rights" is defined in Section
            4.22(b).

1.14. "Company Shares" shall mean 100 % (one hundred percent) of the stated capital of the Company, i.e. seventy five thousand (75,000 shares) of the Company.

1.15.       "Companies" means the Company and its Subsidiaries collectively.

1.16.       "Confidential Information" is defined in Section 4.22(n).

1.17. "Contract" means, whether written or oral, any commitment, agreement, arrangement, lease, franchise, permit, license, obligation, mortgage, instrument, Distribution Agreement or other document to which any of the Sellers or any of the Companies is a party.

1.18.       "Control" is defined in Section 4.1.

1.19.       "Damages" is defined in Section 7.1(a).

1.20        "Deductible"is defined in Section 7.2(a)

1.21. "Demonstration Inventory" means any Products held by any of the Companies, Distributors or hospitals on behalf of any of the Companies for purposes of demonstration, or training and that are not new and saleable.

1.22. "Distribution Agreement" means any agreement, whether written or oral, that any of the Companies or any of the Sellers, acting on behalf of any of the Companies or the Business, has with any Person or entity regarding the distribution, offer for sale, detailing, re-selling, wholesaling or representation of the Products anywhere in the world.

1.23. "Distributor" means any Person or entity that is a party to a Distribution Agreement.

1.24 "Estimated Post-Closing Adjustment" means the amount reported by the Sellers to the Purchaser not later than ten (10) days prior to the Closing Date as their good faith estimate of the amount of the Post-Closing Adjustment with supporting documentation.

1.25.       "Final Adjustment Statement" is defined in Sections 2.5.1 and 2.5.2.

1.26.       "Final Closing Balance Sheet" is defined in Sections 2.5.1 and
            2.5.2.

1.27. "Financial Statements" means (i) the audited financial statements (i.e., balance sheet (bilan) and statement of income (compte de resultat)) of (a) the Company for the year ended December 31, 2003,
            (b) Surfix for the year ended December 31, 2003, (c) Newdeal France for the year ended June 30, 2003, and (d)Newdeal France for the six months ended December 31, 2003; (ii) the non-audited financial statements (i.e., balance sheet (bilan) and statement of income (compte de resultat)) of (a) Newdeal USA for the year ended December 31, 2003, (b) the Company for the six months ended June 30, 2004,
            (c) Surfix for the six months ended June 30, 2004, (d) Newdeal France for the six months ended June 30, 2004, (e) Newdeal Belgium for the six months ended June 30, 2004, (f) Newdeal USA for the six months ended June 30, 2004, (g) Newdeal Belgium for the year ended June 30, 2003 and (h) Newdeal Belgium for the six months ended December 31, 2003; and (iii) the non-audited pro forma consolidated financial statements (i.e., balance sheet (bilan) and statement of income(compte de resultat)) of the Company for the six months ended June 30, 2004.

1.28. "Local GAAP", for each Company, means generally accepted accounting principles (Principes Comptables Generalement Admis), in the country in which such Company is incorporated, consistently applied.

1.29. "Full Liability Matters" means any matter that is not subject to the Threshold, the Deductible, or the Cap pursuant to Section 7.2 hereof.

1.30. "Government Approvals" means authorizations, licenses or approvals issued by any regulatory agency and including but not limited to establishment licenses, authorizations or approvals relating to product registration, or manufacturing, sales or marketing.

1.31. "Governmental Authority" means any court, arbitration tribunal, administrative agency or commission or other governmental or regulatory authority or agency in any country or political subdivision or jurisdiction thereof.

1.32.       "Independent Accounting Firm" is defined in Section 2.5.2.

1.33.       "In-Licensed Intellectual Property Rights" is defined in Section
            4.22(i).

1.34. "Integra" shall have the meaning ascribed to it on the first page of this Agreement.

1.35.       "Intellectual Property Rights" is defined in Section 4.22(a).

1.36. "Interim Balance Sheet" means the non-audited balance sheet of the Companies as at June 30, 2004 in the form attached hereto as Exhibit 3.

1.37. "Inventory" means raw materials, parts, supplies, work-in-process, finished Products that are reflected on a balance sheet less applicable reserves.

1.38. "Lien" means any mortgage, lien, claim, charge, restriction, right, option, conditional or installment sales agreement, pledge, restriction or limitation of use, easement or other claim of ownership or use, or other encumbrance of any kind affecting the Sellers or any of the Companies.

1.39. "Material Adverse Effect" means any change, effect, condition, factor or circumstance that would have a material detrimental effect on the condition (financial or otherwise), results of operation, cash flow, assets, liabilities, properties, business, or prospects of any of the Companies or the Business.

1.40.       "Person" is defined in Section 4.1.

1.41. "Post-Closing Adjustment" shall mean (i) the Closing Working Capital, less (ii) the Base Working Capital, plus (iii) cash and cash equivalents of the Companies on the Closing Date, less (iv) financial indebtedness of the Companies on the Closing Date. For the purposes of calculating the Post-Closing Adjustment, cash and cash equivalents and financial indebtedness of the Companies on the Closing Date shall be calculated in all respects in the same manner as calculated as of June 30, 2004 on Exhibit 4

1.42. "Products" shall have the meaning ascribed to it in the Preamble of this Agreement.

1.43.       "Purchase Price" shall have the meaning ascribed to it in Section
            2.2.

1.44. "Purchaser" shall have the meaning ascribed to it on the first page of this Agreement.

1.45.       "Purchaser Indemnified Parties" is defined in Section 7.1.

1.46.       "Reserve" is defined in Section 2.3(a)

1.47. "Seller" or "Sellers" shall have the meaning ascribed to it on the first page of this Agreement.

1.48. "Subsidiary" or "Subsidiaries" means, collectively or individually, as the case may be, Newdeal France, Surfix, Newdeal Belgium and Newdeal USA.

1.49.       "Tax" is defined in Section 4.10(c).

1.50.       "Taxable" is defined in Section 4.10(c).

1.51.       "Tax Authority" is defined in Section 4.10(c).

1.52.       "Tax Returns" is defined in Section 4.10(a).

2.          Purchase and Sale of the Company Shares.

2.1 Transaction.

            Upon Closing, subject to the conditions set forth in this Agreement, each Seller agrees to sell, transfer and deliver his Company Shares in the amount he holds as set forth in Exhibit 4.5(a) attached hereto, to the Purchaser, which agrees to purchase the Company Shares, according to the terms and conditions of this Agreement.

            The Company Shares shall be transferred free and clear of any Lien and are freely transferable without any contractual, statutory or judicial restriction.

            The Purchaser shall not be obliged to complete the purchase of any of the Company Shares unless the transfer of all of the Company Shares is completed simultaneously.

            As of the Closing Date, as defined hereafter, the Purchaser shall have the possession, use and ownership of all the Company Shares and of all rights now and hereafter attaching or accruing thereto, including rights pertaining to dividends payable with respect to the Company Shares for all periods after the fiscal year ended on December 31, 2003.

2.2 Purchase Price.

            The total consideration for the Company Shares transferred upon Closing and the covenants and agreements set forth herein shall be equal to thirty eight million five hundred thousand Euro (EUR 38,500,000) (the "Acquisition Price") plus the amount of the Post-Closing Adjustment (collectively, the "Purchase Price").

2.3. Payment of the Purchase Price.

            The Purchase Price shall be paid as follows:

            (a) On the Closing Date, the Purchaser shall pay to Sellers by immediately available funds an amount equal to (i) the Acquisition Price, less (ii) one million two hundred and fifty thousand Euro (EUR 1,250,000) (the "Reserve"), plus (iii) the Estimated Post Closing Adjustment (such payment, in the aggregate, the "Closing Date Payment". Delivery of immediately available funds constituting the Closing Date Payment shall fully discharge the Purchaser's Closing Date Payment obligation. Such funds may be paid by certified check or by wire transfer to a single account designated by the Sellers. The Purchaser shall inform the Sellers of the choice of payment method no later than December 15, 2004.

            (b) On the first anniversary of the Closing Date (the "Anniversary Date"), the Purchaser shall pay to Sellers by immediately available funds an amount equal to (i) the Reserve, less (ii) the Estimated Post Closing Adjustment, plus (iii) the Post Closing Adjustment as finally determined pursuant to the Final Adjustment Statement defined in Section 2.5, less (iv) amounts claimed by Purchaser pursuant to Section 7.3(b), less (v) twenty-five percent (25%) of the Reserve for each Seller that shall have resigned his employment with the Company prior to the Anniversary Date (such payment, the "Anniversary Payment"), provided, however, that in the event Purchaser shall terminate the employment of any Seller without good cause prior to the Anniversary Date, the Purchaser shall pay the Anniversary Payment to Sellers in immediately available funds within ten (10) business days of such termination.

2.4 Apportionment of the Purchase Price

            The Purchase Price shall be apportioned among the Sellers as set forth in Exhibit 5 attached hereto.

2.5 Post-Closing Adjustment.

            2.5.1       Closing Balance Sheet and Adjustment Statement.

      (a) Within ninety (90) days after the Closing Date, the Purchaser shall, in cooperation with the CCC accounting firm, prepare and deliver to
            Sellers: (i) a balance sheet of the Companies as of the Closing Date prepared in the same manner as the Interim Balance Sheet (the "Closing Balance Sheet"), (ii) a statement in the form attached hereto as Exhibit 6, displaying the calculation of Closing Working Capital made in all respects in the same manner as the calculation of the Base Working Capital, and the calculation of the Post Closing Adjustment (the "Adjustment Statement").

      (b) Sellers shall have thirty (30) days following delivery to them of the Closing Balance Sheet and the Adjustment Statement during which to notify Purchaser of any dispute of any item contained in such Closing

            Balance Sheet or the Adjustment Statement, which notice shall set forth in reasonable detail the basis for such dispute. Purchaser shall provide Sellers with reasonable access to its books and records so that Sellers may examine the basis for the Closing Balance Sheet and the Adjustment Statement. If Sellers fail to notify Purchaser of any such dispute within such thirty (30) day period or notify Purchaser that they are in agreement with the Closing Balance Sheet and the Adjustment Statement, the Closing Balance Sheet delivered to Sellers shall be deemed to be the "Final Closing Balance Sheet" and the Adjustment Statement shall be deemed the "Final Adjustment Statement", which shall each be deemed to have been delivered to the Sellers on the later of the date of (i) the notification of agreement by the Sellers, and (ii) the expiration of the thirty(30)-day period referred to hereabove. In the event that Sellers shall so notify Purchaser of a dispute, Purchaser and Sellers shall cooperate in good faith to resolve such dispute as promptly as possible.

2.5.2 Resolution of Disputes.

            If Purchaser and Sellers are unable to resolve any dispute with respect to any item contained in the Closing Balance Sheet or the Adjustment Statement within sixty (60) days of the delivery of the notice of a dispute as referred to in Section 2.5.1. hereabove, such dispute shall be resolved by the Lyon office of BDO Gendrot (the "Independent Accounting Firm") acting as an expert pursuant to Article 1592 of the Civil Code. The Independent Accounting Firm shall make its determination as promptly as practicable and such determination shall be final and binding on the Parties and shall not be subject to court proceedings pursuant to Section 7.3. Any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally between Purchaser, on the one hand, and Sellers collectively, on the other hand. The Closing Balance Sheet, as modified by resolution of any disputes between Purchaser and Sellers or by the Independent Accounting Firm, shall be the "Final Closing Balance Sheet," and the Adjustment Statement, as modified by resolution of any disputes between Purchaser and Sellers or by the Independent Accounting Firm, shall be the "Final Adjustment Statement."

3. Closing.

3.1 Conditions Precedent to Closing; Closing.

      (a) The closing (the "Closing") shall take place at the offices of Kahn & Associes, Paris, France, on January 3, 2005, or at such other date and place as the Purchaser and the Sellers may agree in writing (the "Closing Date") All transactions and actions, including, without limitation, the deliveries by the Sellers as provided under Section 3.2, to be taken at the Closing shall be deemed to take place simultaneously and effective on the Closing Date; provided that no transaction and deliveries of any document shall be deemed complete until all transactions and deliveries of documents are complete. In the event that the Closing shall not have taken place by midnight, Paris time, on the Closing Date, this Agreement shall terminate unless the parties mutually agree otherwise.

      (b)   Closing Conditions.

            In addition to the Closing deliveries by the Sellers as provided under Section 3.2, and the covenants of the Parties as set out herein, the Parties' obligation to consumate this transaction shall be subject to (i) all of the representations and warranties provided for hereunder being true and correct on the Closing Date, (ii) the absence of any Material Adverse Effect in the Business arising on or after the date hereof, and (iii) the absence of the institution or threat of any action by any Governmental Authority or other person or entity which challenges, seeks damages in connection with, or seeks to restrain, any of the transactions contemplated by this Agreement. It is specified that neither (a) a drop in United States revenues, even if substantial or (b) a drop in the value of the United States dollar against the euro will not be deemed to constitute a Material Adverse Effect.

3.2 Documents To Be Delivered to the Purchaser by the Sellers.

            At the Closing, the Sellers will deliver to the Purchaser or will cause to be delivered to the Purchaser:

      (a) The share transfer forms (ordres de mouvements de titres) in respect of the seventy five thousand (75,000) Company Shares (and all voting and other rights attached thereto);

      (b) Stock transfer ledgers and shareholder accounts for all of the issued and outstanding shares of Newdeal France and Surfix;

      (c) Written evidence of the ownership by Newdeal France of all of the issued and outstanding shares of Newdeal Belgium and Newdeal USA;

      (d) A certificate, in form and substance reasonably acceptable to the Purchaser, executed by the Sellers, dated the Closing Date, and certifying that

            (i) all representations and warranties in this Agreement are true and correct as of the Closing Date,

            (ii) they have not breached any covenant in this Agreement, and

            (iii) attached thereto is a true and complete copy of the Articles of Incorporation (statuts) and of the registration certificate (extrait K-bis) of the Company, as in effect as of the Closing Date;

      (e) Unconditional resignation effective as of the Closing Date of all the directors (administrateurs) and other officers (mandataires sociaux) of the Companies, with a written acknowledgment from each that he/she has no claim whatsoever against the Companies whether in respect of compensation or damages or the payment of any other sum or sums for loss of office or otherwise;

      (f) Proof of the termination of all powers of attorney and delegation of powers (delegations de pouvoir and delegations de signature) granted by the Companies;

      (g) All of the Companies' share registry and records of directors and shareholders' meetings all duly completed and up to date;

      (h) Consents of all third parties which are required on the part of the Companies or the Sellers as a result of the consummation of the transactions contemplated by this Agreement;

      (i) A certified copy of the resolutions of the Board of Directors of the Company approving the Purchaser as new shareholder of the Company;

      (j) Resignation letters from such statutory auditors acting for any of the Companies who have resigned if any;

      (k) A signed original of a guarantee (cautionnement) granted to the benefit of the Purchaser and the Companies by a bank of international rank to secure the indemnification obligations of each of the Sellers as set out in Section 7 hereof, substantially in the form as set out in Schedule 3.2(k) hereto; and

      (l) Such opinions of legal counsel to the Sellers or any of the Companies as the Purchaser may request;

      (m) A certified copy of the minutes of the Company Board of Directors' meeting convening a shareholders' meeting on the Closing Date for the purpose of appointing the successors of the members of the Board of Directors and the statutory auditors;

      (n) Certified copies of the minutes of the respective corporate bodies' meetings of each of the Subsidiaries convening a shareholders' meeting on the Closing Date for the purpose of appointing the successors of the respective corporate officers of the Subsidiaries and the statutory auditors;

      (o) Employment Agreements between one of the Companies, on the one hand, and each of Fourcault, Knevels and Giet which will provide for their current salary and benefits and other customary terms, it being understood such contracts will not provide for any contractual severance payments or notice period longer than provided by the applicable collective bargaining agreement;

      (p) Complete copies of all employment agreements with all employees of the Companies;

      (q) Any form or document which may be required by any Tax Authority to relieve Purchaser of any obligation to withhold any portion of the Purchase Price payable to Sellers pursuant to this Agreement including IRS form W8 BEN; and

      (r) The releases of the pledges on the shares of Surfix and Newdeal France; provided that complete compliance with this Section 3.2 by the Sellers, as well as the truthfulness and accuracy of the certificate delivered pursuant to Section 3.2(d), shall be conditions to the Purchaser's obligations under Sections 2 and 3.3.

3.3. Documents to be Delivered by the Purchaser.

            At the Closing, the Purchaser will deliver to the Sellers or cause to be delivered to the Sellers, the following:

      (a) Against receipt of the Sellers' share transfer forms in accordance with Sections 3.2(a) hereof, certified checks totalling in the aggregate the amount of the Closing Date Payment or written confirmation of receipt of the funds constituting the Acquisition Price by the Sellers' bank;

      (b) A copy of the shareholder meeting minutes of the Purchaser authorizing the purchase of the Company Shares;

      (c) Documents supporting the fifty thousand (50,000) stock option grants for purchase of shares of Integra Life Sciences Holdings Corporation, which documents shall have the same terms and conditions as stock options granted to Purchaser's employees having the rank of Vice President (which includes a strike price of fair market value when granted, vesting over four years (25% at the end of the first year, and then ratably per month for the following three years) and a term of expiration of six years. Such terms and conditions may be modified, and restrictions added, in order to optimize tax and social-charge treatment under applicable French and Belgian law;

      (d)   the Employment Agreements referred to in Section 3.2(o); and

      (e)   A closing certificate duly executed by the Purchaser.

4. Representations and Warranties by the Sellers.

            The Sellers represent and warrant to the Purchaser that on the date hereof and as of the Closing Date:

4.1 Organization.

            The Company is a corporation duly incorporated and validly existing under the laws of France. Except for the Subsidiaries as set forth in Schedule 4.1, the Company has never had and presently has no equity interests or investments in, and does not exercise any control over, whether direct or indirect, in law or in fact, any Person (as defined below), and has not been and is not a member of any joint venture or partnership. The Company has not agreed to acquire any such interest or to become a member of any joint venture or partnership. The Company does not serve as director in law or in fact in any Person. The verb "control", as used in this Agreement, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any such company or entity, and the term "Person" as used in this Agreement shall mean an individual, trust, estate, partnership, firm, business, corporation, limited or unlimited liability company or other juridical entity, enterprise or association, existing in law or in fact. Each of the Subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation. Each of the

Companies has all requisite corporate authority to own or lease and to operate its properties and to carry on its business as now being conducted. Each of the Companies is authorized to do business in each jurisdiction where it is required to be authorized as a result of the conduct of its business.

4.2 Authority.

            Each of the Sellers has the right, power and authority to execute and deliver this Agreement and the other agreements and documents contemplated by this Agreement and to carry its obligations hereunder and thereunder. Except as set forth in Schedule 4.2, the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company and no other proceeding, authorization or approval on the part of any of the Sellers or any of the Companies is necessary to authorize the execution and delivery of this Agreement or the performance by each of the Sellers or each of the Companies of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed by each of the Sellers, and any documents to which each of the Companies is a party have been duly executed by the respective Companies, and when executed and delivered by all required parties hereto and thereto, will be legal, valid, and binding obligations of each of the Sellers and each of the Companies enforceable against each of the Sellers and each of the Companies in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws of general application affecting the rights of creditors.

4.3 Approvals.

            No consent, approval, order, or authorization of, or notification, registration, declaration, or filing with, any French or Belgian Governmental Authority, or to the knowledge of the Sellers, any other Governmental Authority. No consent of any third party is required in connection with the execution and delivery of this Agreement by any of the Sellers or any of the Companies or the consummation of the transactions contemplated hereby.

4.4 Non-Contravention.

            The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

      (a) violate any provision of the by-laws the certificate of incorporation or any other governing or constitutional documents of any of the Companies;

      (b) except as set forth in Schedule 4.4(b), violate any provision of, or result in the breach or the acceleration of, or entitle any party to terminate or accelerate (whether after the giving of notice or lapse of time or both), any Contract to which any of the Companies is a party or by which the Business or any of the assets necessary to conduct the Business, to manufacture the Products or to cause the Products to be manufactured by a party other than any of the Sellers or their affiliates, is bound;

      (c) violate any Lien or result in the imposition of any Lien upon any property of any of the Companies or Sellers; or

      (d) violate or conflict with any other material restriction or any law, ordinance, rule, order, arbitration award, judgment, or decree to which any of the Companies or any of the Sellers, or any property of them, is subject.

4.5. Capital Stock; Title to Shares; Subsidiaries.

      (a) The Company's authorized share capital consists of seventy five thousand (75,000) shares, and the only issued shares of the Company are the Company Shares which are owned by the Sellers in the amounts set forth opposite their respective names in Schedule 4.5 (a) hereto. The Company Shares are duly authorized, validly issued, and fully paid. The Sellers own the Company Shares free and clear of all Liens. Each of the Sellers has the all the rights, powers and authority to sell all of its shares as provided herein, and upon such sale, the Purchaser will receive good and valid title to all of the Company Shares, free and clear of all Liens. The Company share ledger registry (registre des mouvements de titres) will be in proper form for transfer when delivered to the Purchaser at the Closing.

      (b) Schedule 4.5 (b) lists each of the Subsidiaries' respective (i) jurisdiction and date of incorporation, (ii) share capital, (iii) number of shares issued as of the date hereof, and (iv) shareholders, directors and officers (mandataires sociaux). The information indicated in Schedule 4.5 (b) is true and accurate. All shares of all Companies are duly authorized, validly issued, and fully paid and free and clear of all Liens except as set forth on
            Schedule 4.5(b). Each of the Subsidiaries' share ledger registries (registres des mouvements de titres) or local equivalent will be in proper form when delivered to the Purchaser at the Closing.

      (c) There are no outstanding subscriptions, options, conversion rights, warrants, or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating any of the Companies to issue, deliver, sell, or cause to be issued, delivered, or sold, any additional shares of capital stock of any of the Companies, or obligating any of the Companies to grant, extend, or enter into any such agreement or commitment. There are no rights of first refusal, pre-emptive rights, or other similar agreements obligating any of the Companies or any of the Sellers to offer any shares of its capital stock to any person and none of the Companies' shares (and in particular the Company Shares) were issued in violation of any pre-emptive or similar rights. There are no dividends due to be paid or in arrears with respect to any of the Companies' shares, except as set forth in the last paragraph of
            Schedule 4.9(b).

4.6. Financial Statements.

            Attached hereto as Schedule 4.6 are true, complete and correct copies of the Financial Statements. All of the Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of each of the Companies, have been prepared in accordance with Local GAAP, consistently applied throughout the periods indicated, and present fairly the financial position of the Companies at the dates indicated and the results of operations of the Companies for the periods indicated.

4.7. Undisclosed Liabilities.

            None of the Companies nor any of the Sellers, acting on behalf of the Business or any of the Companies, has incurred any liability or obligation (absolute, accrued, contingent, or otherwise) of any nature (other than contractual liabilities and contractual obligations incurred in the ordinary course of business) that has not been properly reflected or reserved against in the Financial Statements or described on Schedule 4.7.

4.8. Business ("Fonds de Commerce") - Business Difficulties.

      (a) The respective businesses ("fonds de commerce") of each of the Companies and the Business have been operated in a normal manner, in accordance with applicable laws and regulations, so as to maintain its activities and safeguard its existence. Except to the extent specifically set forth in Schedule 4.8,each of the Companies has full ownership of its respective business, which is not the subject of any Liens, pledges or third party rights, nor of any claims or actions of any nature whatsoever. Each of the Companies owns or has the right to use all tangible and intangible assets that are necessary to the conduct of its respective business as currently conducted or as proposed to be conducted.

      (b) None of the Companies is currently nor has been in the past, the subject of any proceeding with a view to the prevention or resolution of business difficulties (or any similar actions), or of a judgement of dissolution, and there do not exist any reasons justifying such a procedure or judgement concerning any of the Companies. None of the Companies is insolvent, or undergoing a period of difficulties ("periode suspecte"), or has declared, or is in a situation to declare, any discontinuance of payments ("cessation de paiements"), as these terms are used in French bankruptcy law.

4.9 Conduct in the Ordinary Course; Absence of Certain Changes.

            Since December 31, 2003, the respective businesses of each of the Companies has been conducted in the ordinary course thereof and each of the Sellers and of the Companies have used reasonable commercial efforts to preserve intact the organization of the businesses and the goodwill of the customers, suppliers and others having a business relation with each of the Companies and their respective businesses. Since December 31, 2003, there has been no Material Adverse Effect, and none of the Companies has, and none of the Sellers, with respect to the Companies and their respective businesses, has:

      (a) except as set forth in Schedule 4.9(a), issued or sold any shares, notes, bonds or other securities, or any option to purchase the same, or entered into any agreement with respect thereto;

      (b) except as set forth in Schedule 4.9(a) and (b), declared, set aside, or made any dividend or other distribution on its share capital or redeemed, purchased, or acquired any shares thereof, or entered into any agreement in respect of the foregoing;

      (c) except as set forth in Schedule 4.9 (c), amended its by-laws, its certificate of incorporation or any other governing provisions;

      (d) except as set forth in Schedule 4.9(a) and (b),other than in the ordinary course of business (i) purchased, sold, assigned, licensed, leased or transferred any tangible or intangible assets or property (including but not limited to securities, cash and cash equivalents); (ii) mortgaged, pledged, granted, or suffered to exist any Lien on any tangible or intangible assets or properties, except for Liens for Taxes not yet due; or (iii) waived any rights of value or canceled any debts or claims;

      (e) incurred any obligation or liability (absolute or contingent), except current liabilities and obligations incurred in the ordinary course of business, or paid any liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business, consistent with past practice;

      (f) except as set forth on Schedule 4.9(f), increased, or become obligated to increase, the compensation or other benefits payable to any director, manager, officer, employee, consultant or agent of any of the Companies or any relative of any such person, or paid any bonus, granted any severance or termination pay, or entered into any employment agreement or other agreement (written or oral) with any such person or relative or hired anyone;

      (g) incurred any damage, destruction, or similar loss, whether or not covered by insurance, affecting the business or properties of any of the Companies which will not, in the aggregate, exceed one hundred thousand(100,000) Euros;

      (h) entered into any transaction other than in the ordinary course of business and consistent with past practice including, without limitation, entering into a Contract with a customer on terms which reflect a discount of more than five (5%) percent of the customary rates for the product or service covered by such Contract;

      (i) made or instituted any unusual or new methods of manufacture, purchase, sale, distribution, shipment or delivery, lease, management, accounting or operation, or shipped or delivered any quantity of Products in excess of normal shipment or delivery levels;

      (j) except as set forth in Schedule 4.9 (j), made any capital expenditure or commitment for any capital expenditure in excess of twenty thousand (20,000) Euros in the aggregate;

      (k) except as set forth in Schedule 4.9 (k), commenced or settled any litigation that, if adversely determined, could restrict the operations of any of the Companies or would have a Material Adverse Effect;

      (l) suffered any strike or other labor trouble affecting its business, operations, or prospects;

      (m) except as set forth in Schedule 4.9(m), made or permitted any material amendment or termination of any material Contract to which it is a party other than in the ordinary course of business consistent with past practice;

      (n) except as set forth in Schedule 4.9(n), made any change in its accounting methods or practices;

      (o) abandoned or disposed of any Intellectual Property Rights, other than in the ordinary course of business consistent with past practice;

      (p) except as set forth in Schedule 4.9(p), suffered any loss of employees or customers that affects the Companies' respective businesses, operations or prospects; and

      (q) except as set forth on Schedule 4.9(q), incurred, accrued or paid any fees to professional advisors, including but not limited to attorneys, accountants, banks, finders or brokers, in connection with the transactions contemplated by this Agreement or any sale of any of the Companies' assets.

4.10. Tax Returns, Taxes.

      (a) All Tax returns, statements, reports and forms (including without limitation estimated Tax returns and reports and information returns and reports) required to be filed with any Tax Authority with respect to any Taxable period ending on or before the Closing, by or on behalf of any of the Companies (collectively, the "Tax Returns"), have been or will be properly completed and filed when due (including any extensions of such due date on or before the Closing date), and all amounts shown to be due thereon on or before the Closing have been or will be paid on or before such date. The Financial Statements fully accrue all actual and contingent liabilities for all unpaid Taxes with respect to all periods (or portions of such periods) through June 30,2004, and none of the Companies has or will incur any Tax liability in excess of the amount reflected on the Financial Statements (whether or not reflected as payable on any Tax Return that has been filed) with respect to such periods (or portions of such periods). All information set forth in the notes to the Financial Statements relating to Tax matters is true, complete and accurate in all respects. None of the Companies has or, to the Sellers' knowledge, will incur any Tax liability for periods (or portions of periods) after June 30, 2004 through the Closing Date other than in the ordinary course of business. Each of the Companies has withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld except as set forth on Schedule 4.10(a). None of the Companies has been granted any extension or waiver of the limitation period applicable to any Tax Returns.

      (b) Except as set forth on Schedule 4.10(b), there is no claim, audit, action, suit, proceeding, or investigation now pending or to the Sellers' knowledge, threatened against or with respect to any of the Companies in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by the any of the Companies, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to any of the Companies, adversely affect the liability of any of the Companies for Taxes.

      (c) The Sellers have previously provided or made available to the Purchaser true and correct copies of all Tax Returns filed through the date of this Agreement. Each of the Sellers will make available to the Purchaser all Tax Returns filed after the date of this Agreement, all work papers with respect to Tax Returns, all Tax opinions and memoranda with respect to Taxes owed or potentially owed by any of the Companies, and all other Tax data and documents reasonably requested by the Purchaser. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, business (taxe professionnelle) value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, social contributions, including without limitation social security contributions, Contribution Sociale Generalisee ("CSG"), Contribution Au Remboursement de la Dette Sociale ("CRDS"), contributions paid to unemployment insurance agencies ("ASSEDIC"), contributions to voluntary additional or supplementary retirements plans, contributions to voluntary medical, life and disability plans, and any other taxes, withholding or contributions assessed in whole or in part on wages or salaries, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

      (d) None of the Companies is and has ever been a member of a tax consolidation group (integration fiscale), and no relief from or against or in respect of any taxes has been claimed and/or given to any of the Companies which could or might be effectively withdrawn, postponed, restricted, claimed back or otherwise lost. Except as set forth in Schedule 4.10 (d), none of the Companies has entered into any Contract giving rise to or has otherwise incurred any costs or payments which are not or may not be Tax deductible, or which deduction may be challenged in whole or part by the Tax Authorities.

      (e) The payment of the Acquisition Price is not subject to any Tax withholding requirements.

4.11. Title to and Condition of the Assets of the Companies.

      (a) (1) Each of the Companies owns or leases all of the tangible assets and properties used or held by it in connection with the Business as presently being conducted, and all of such owned assets and properties are reflected in the Financial Statements.

            (2) Each of the Companies has good title to all assets owned by it, free and clear of all Liens except as set forth on Schedule 4.8,

            (3) Each of the Companies possesses all rights of an ordinary lessee in connection with all assets leased by it, free and clear of all Liens, and all lease agreements to which each of the Companies is a party are valid, and in full force and effect, and

            (4) All of the tangible personal property owned or leased by each of the Companies is in good operating condition and repair, subject only to the ordinary wear and tear. No property or asset owned by any of the Companies is in violation of any applicable ordinance, regulation, or building, zoning, environmental or other law in respect thereof, and to the Sellers' knowledge, no property or asset leased by any of the Companies is in violation of any applicable ordinance, regulation, or building, zoning, environmental or other law in respect thereof.

      (b) All accounts receivable of each of the Companies represent sales actually made or services actually performed in the ordinary and usual course of each of the Companies' business consistent with past practice. Except as set forth in Schedule 4.11 (b), each account receivable of each of the Companies is valid and collectible, and will be collected, in full net of any respective reserves shown on the Financial Statements (which reserves are adequate and calculated consistent with past practice) within one hundred eighty (180) days after the day on which it first became due and payable. There is no contest, claim or right of set-off contained in any agreement (written or otherwise) asserted by any account debtor relating to the amount or validity of any account receivable of any of the Companies or any note evidencing the same. The Sellers shall have the right to repurchase from the Companies, any receivable not collected within one hundred eighty (180) days after the day on which it first became due and payable for a price equal to the net book value of such receivables on the Closing Date.

      (c) Each of the Companies has full ownership of all of the receivables appearing in its books and holds the originals of all such receivables and the documents related thereto. Such receivables are legally valid and binding against the relevant debtor for the full amount of such receivables and there is no obstacle to their being recognized as such by a court.

      (d) None of the Companies has pledged or factored any of its receivables, and no third party holds any interest in these receivables.

      (e) the inventory reflected on the Financial Statements and those inventories owned by each of the Companies are in good, merchantable, usable and working condition. Except as set forth in
            Schedule 4.11 (e), there are no obsolete or discontinued items reflected in the Financial Statements and each of the Companies has the proper amount of inventories to conduct its business consistent with past practice.

4.12. Real Estate.

            Except as set forth on Schedule 4.12, none of the Companies owns any real estate. Schedule 4.12 hereto sets forth list of all real estate leased by each of the Companies for which all leases have been provided to the Purchaser. None of the Companies has received any notice (oral or written) from any Governmental Authority which restricts the use of any of the real estate described in Schedule 4.12 hereto. None of the Companies has received any notice (oral or written) from any of the Persons whose real estate it uses in connection with its activities. There is no Lien with respect to any of the real estate described in Schedule 4.12 hereto.

4.13. Material Contracts.

      (a) All material Contracts to which any of the Companies is a party is listed in Schedule 4.13(a), and true and complete copies thereof (with any amendments, sideletters, or waivers) have been delivered to the Purchaser. Schedule 4.13(a) shall be organized in subsections to match those set forth in this Section 4.1.3; provided, certain Contracts entered into in the ordinary course with suppliers, consistent with past practice that do not fall within any of the specific subsections of Section 4.13(a), are not included on
            Schedule 4.13(a). None of the Companies and/or the Business is (are) a party to or subject to:

                  (i) Except as set forth in Schedule 4.13(a)(i), any union Contract or any employment or consulting Contract with any director, officer, agent, consultant or affiliate, including any employment Contract or offer letter providing for any payments to be made in connection with the consummation of the transactions contemplated hereby;

                  (ii) Except as set forth in Schedule 4.13(a)(ii), any OEM Contract, end-user agreement, source code license, volume purchase Contract or other similar Contract currently in effect, or joint venture Contract or arrangement or any other Contract which has involved or is expected to involve a sharing of profits with other persons or provides or may provide for payments of more than twenty thousand (20,000) Euro per annum;

                  (iii) Except as set forth in Schedule 4.13(a)(iii), any indebtedness or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities;

                  (iv) Except as set forth in Schedule 4.13(a)(iv), any Contract for the licensing of intellectual property, either as licensee or licensor, other than standard license agreements entered into in the ordinary course of business relating to "off-the-shelf" software for the Companies' internal business purposes;

                  (v) Except as set forth in Schedule 4.13(a)(v), any Contract containing covenants purporting to limit the freedom of any of the Companies to compete in any line of business in any geographic area;

                  (vi) Except as set forth in Schedule 4.13(a)(vi), any Contract restricting others from freely engaging in business in competition with any of the Companies anywhere in the world ;

                  (vii) Except as set forth in Schedule 4.13(a)(vii), any Contract relating to capital expenditures in excess of twenty thousand (20,000) Euro

                  (viii) Except as set forth in Schedule 4.13(a)(viii), any Contract relating to the disposition or acquisition by any of the Companies of any stock, assets in excess of twenty thousand (20,000) Euro or, subject to Section 4.22(e), any of the Companies' Intellectual Property Rights;

                  (ix) Except as set forth in Schedule 4.13 (a)(ix), any Contract providing for minimum payment or resale obligations, ongoing support or research and development obligations, or warranty obligations on the part of any of the Companies, except arrangements entered into in the ordinary course of business;

                  (x) Except as set forth in Schedule 4.4(b)(2), any Contract with any Governmental Authority;

                  (xi) Except as set forth in Schedule 4.13(a)(xi), any Contract requiring a commitment of any of the Companies' resources or personnel to market, distribute or license third-party products or technology, whether on a best-efforts basis or otherwise;

                  (xii) Except as set forth in Schedule 4.13(a)(xii), any other Contract which, if breached, would have a Material Adverse Effect on any of the Companies or the Business;

                  (xiii) Except as set forth in Schedule 4.13(a)(xiii), any Contract with customers having a remaining term of no more than six (6) months;

                  (xiv) Except as set forth in Schedule 4.13(a)(xiv), any manufacturing Contract;

                  (xv) Except as set forth in Schedule 4.13(a)(xv), any Distribution Agreement;

                  (xvi) Except as set forth in Schedule 4.13(a)(xvi), any consignment agreement;

                  (xvii) Except as set forth in Schedule 4.13(a)(xvii), any Contract with any group purchasing organization, hospital, distributor or surgeon;

                  (xviii) Any Contract entered into other than in the ordinary course;

                  (xix) Any Contract with any Person or Governmental Authority in or representing any of the following countries: Cuba, Iran, North Korea, Burma (Myanmar), Sudan, Liberia, Syria, and Zimbabwe;

                  (xx) Except as set forth in Schedule 4.13(a)(xx), any agreement with any of the Sellers or any Person controlled by or controlling or under common control with any of the Sellers; or

                  (xxi) Except as set forth in Schedule 4.13(a)(xxi), any Contract with any supplier with respect to any of the Companies or the Business.

      (b) Except as set forth in Schedule 4.13(b), the Contracts to which any of the Companies is a party are each valid and in full force and effect, and all parties to the Contracts have performed all obligations required to be performed by them to date, and none of the Companies nor, any other party thereto is in default thereunder. Notwithstanding the foregoing, (i) the Companies anticipate terminating the agreement for distribution in the United States and Canada, and (ii) the Companies have taken no action to extend the term of the United States distribution agreement beyond February 15, 2005.

      (c) Except as set forth in Schedule 4.13(c), none of the Companies is a party to any Contract that would reasonably be expected to have a Material Adverse Effect.

      (d) To the Sellers' knowledge, all of the Companies' current Contracts or arrangements with the Companies' customers and clients are in full compliance with any applicable laws and regulations and are valid and fully enforceable in all their terms against the Companies' customers and clients, including but not limited to, terms relating to the limitation of the Companies' liability, or consumer protection, health and medical, and competition laws in the jurisdictions in which each of the Companies does business or its products are sold or used. None of the Companies' expired or terminated Contracts with customers shall result in any liability of any of the Companies to customers and clients or former customers and clients resulting from the non-conformity of such Contracts with applicable laws regarding consumer protection and competition laws.

      (e) Except as set forth in Schedule 4.13(e), none of the Companies is a party to any commercial agency agreements or relationships ("contrat d'agence commerciale') within the meaning of French law n(degree)91-593, dated June 25, 1991, or to any agreement or relationship which could be qualified as such.

4.14. Litigation.

      (a) There are no actions, suits, proceedings, investigations, or inquiries pending or, to the best of the Sellers' knowledge, threatened, against or affecting any of the Companies at law or in equity in any court or before any other Governmental Authority of France, Belgium, European Union, the United States of America or any subdivision thereof or the other government of any other country or territory, including, but not limited to, any action that reasonably could be expected to impair any of the Sellers' right or ability to execute and deliver this Agreement or consummate the transactions contemplated hereby or thereby.

      (b) There are no claims, of whatever nature, brought against any of the Companies (or any party that might have legal recourse against any of the Companies) by any of the Companies' customers and clients, including but not limited to as regards the Companies' liability for the performance of services or in connection with Products or any of the Companies services, and to the best of the Sellers' knowledge, after due inquiry, there are no claims, of whatever nature, threatened to be brought against any of the Companies, or affecting it, by any of the Companies' respective customers and clients including but not limited to as regards any of the Companies' liability for the performance of services or in connection with Products or any of the Companies services. Except as set forth on
            Schedule 4.14(b), there are no claims against Sellers or, any of the Companies for termination or breach of a Distribution Agreement.

      (c) None of the Companies is in default in respect of any judgment, order, writ, injunction, or decree of any court or any Governmental Authority anywhere in the world.

4.15. Certain Relationships.

            Except as set forth in Schedule 4.15, no Seller or any of the Companies has received any written notice that any customer or distributor of, or supplier, manufacturer or licensor to, or group purchasing organization or hospital contracting with any of the Companies has taken any action or threatened to take any action which will have or reasonably could be expected to have a Material Adverse Effect.

4.16. Employee Matters.

      (a) Schedule 4.16(a) contains a true, correct and complete list of the name, title, date of hire and current monthly compensation, base salary or hourly remuneration rate of each person employed by each of the Companies on the Closing Date (including persons employed as trainees) and any independent contractors, consultants or agents engaged by each of the Companies, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person since July 1, 2004 other than as relates to use of company cars (see Schedule 4.7) as well as any bonuses paid to them in 2003 or 2004 (except for bonuses based on qualitative or quantitative performance). All bonuses in respect of 2004 shall either be paid prior to the Closing or accrued on the Closing Balance Sheet.

      (b)   The Companies:

                  (i) are in compliance with all applicable laws and collective bargaining agreements regarding employment and employment practices (including, without limitation, the laws requiring persons to have work permits), terms and condition of employment and wages and hours (including but not limited to minimal wages and overtime regulations), discrimination in employment, election of employee representatives, information with employee representatives, calculation and accruals of vacations and of other accruals, wages and hours, occupational safety, health and employment practices; and

                  (ii) have not engaged in any unfair labor practice. Except as set forth on Schedule 4.16(b)(ii) and except as accrued for in the Financial Statements, none of the Companies is liable for any unpaid wages, vacation pay, bonuses, or commissions, or for any material Tax, penalty, assessment or forfeiture for failure to comply with any employer/employee matter.

      (c) Except as set forth in Schedule 4.16(b)(ii) each of the Companies has verified that all individuals providing services to it have properly registered with the applicable authorities as independent contractors. None of the Companies has liabilities as to any Taxes with respect to such independent contractors.

      (d) Except to the extent specifically set forth on Schedule 4.16(d), none of the Companies has made any commitment in connection with retirement or health insurance schemes, insofar as the staff concerned are entitled to receive advantages in addition to those provided for by law or the applicable collective bargaining agreements as a result of such commitments.

      (e) None of the Companies has any remaining liabilities or obligations, including, without limitation, obligations of compensation for loss of employment, vis-a-vis former employees or corporate officers.

      (f) None of the Companies is the subject of, or has been threatened with any particular proceedings by the Labor Inspectorate ("Inspection du Travail") or any similar agency outside France for failure to comply with labor legislation.

      (g) None of the Sellers nor any of the Companies has undertaken to grant any benefits, compensation or other payments of any kind to any employees or corporate officers of any of the Companies as a result of the completion of the sale of the Company Shares to the Purchaser; nor has any of the Sellers entered into a Contract with any employee or officer of any of the Companies relating to any sale of the Company Shares.

      (h) None of the current senior executives or management staff of any of the Companies has resigned, or has made known his or her intention to resign.

      (i) No unfair labor practice complaint or other complaint, litigation or claim against or otherwise involving any of the Companies relating to employment or labor is pending in any court or before any Governmental Authority and, to the best knowledge of the Sellers, there is no basis for such a complaint, litigation or claim.

      (j)   Except as listed on Schedule 4.16,

                  (i) except as set forth in Schedule 4.16(j)(i) and in Schedule 4.16(d) , none of the Companies is or has been a party to any collective bargaining agreement or has not established, maintained or contributed to any employee pension plan, and none of the Sellers, with respect to the Business, is or has been a party to any collective bargaining agreement or has not established, maintained or contributed to any employee pension plan;

                  (ii) except as set forth in Schedule 4.16(j)(ii), there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any of the Companies or affecting the Business;

                  (iii) except as set forth in Schedule 4.16(j)(iii), no factory council, labor union or representation question exists respecting the employees of any of the Companies or employees of any of the Sellers who work on matters involving, or related to, the Business;

                  (iv) no grievance question exists which might have a Material Adverse Effect; and

                  (v) except as set forth in Schedule 4.16(j)(v) none of the arrangements in effect prior to the Closing Date regarding the provision of services by any of the directors, managers or officers of any of the Companies contravened any applicable law.

      (k) none of the Companies has any obligation to pay salary or benefits, or to otherwise treat as an employee, any person other than those listed on Schedule 4.16(a).

4.17. Insurance.

            Each of the Companies maintains adequate insurance against risks for the Business. All of the Companies' insurance policies covering such risks are listed on Schedule 4.17 hereto, such policies are in full force and effect, all premiums due thereon have been paid, and each of the Companies has complied in all respects with the provisions of such policies. Schedule 4.17 includes a description of all claims experience of each of the Companies during the past three years under all of the insurance policies listed on Schedule 4.17, including but not limited to settled and outstanding claims under all such policies in respect of general liability and workers' compensation claims.

4.18  Product warranty and product liability claims.

            No product manufactured, sold, distributed or delivered by or on behalf of any of the Companies is subject to any warranty, guaranty, right of return or other indemnity other than the respective Company's applicable standard terms and conditions of sale, which are consistent with customary industry practice. All product liability insurance listed in Schedule 4.17 is on a claims-made basis. With respect to liabilities related to warranty claims, each of the Companies has established an adequate reserve therefor in conformity with Local GAAP and such Company's past custom and practice. None of the Companies has, or to the Sellers' knowledge will have, any liability for warranty claims in excess of the reserve so established with respect to any Products sold prior to the Closing Date.

4.19  Inventory.

            All Inventory reflected on the Financial Statements and all other inventory acquired by any of the Companies since December 31, 2001 was acquired in the ordinary course of business and in a manner consistent with each of the Companies' regular inventory practices. Except for Demonstration Inventory, all such Inventory is in good and saleable condition. Except as set forth on
Schedule 4.19 and except for Demonstration Inventory, none of the Companies' Inventory is held by any Person on consignment or is located outside of any of the Companies' facilities. With respect to all inventory on consignment,
Schedule 4.19 sets forth (i) for Newdeal France, as of October 29, 2004, the amount of inventory on consignment broken down by French region, (ii) for Newdeal Belgium, as of October 29, 2004, the total amount of inventory on consignment (at Newdeal Belgium's cost) and as of June 30, 2004 the amount of inventory on consignment by customer, and (iii) for Surfix, as of October 29, 2004, the amount of inventory on consignment, broken down by distributor. Adequate reserves have been established on Financial Statements and on each of the Companies' books of account with respect to excessive and obsolete Inventory (it being agreed that for the purposes of this Section 4.19, the term "excessive and obsolete Inventory" shall refer to any on-hand raw materials, parts, supplies, or finished products which

      (a)   cannot be sold at current prices in the ordinary course of business,

      (b)   are not usable in the production of current products, or

      (c) consists of on-hand quantities in excess of one year's historical usage except as set forth in Schedule 4.19 (c). Each of the Companies has the proper amount of Inventory to conduct the Business consistent with past practice).

4.20  Certifications; Product Safety

      (a) All operations of each of the Companies have achieved and maintained all required ISO (International Organization for Standardization) and quality certification and are compliant with the applicable United States Food and Drug Administration Quality System Regulations and all French and European health, safety and other regulations in all respects, all of which are listed on Schedule 4.20a).

      (b) There is not pending and none of the Companies has since January 1, 2003 received any notice of or correspondence relating to any action to, repeal, fail to renew or challenge any Government Approvals or certificates of non-compliance with respect thereto nor to Sellers' knowledge, is any such action, threatened. All Government Approvals obtained by any of the Companies or by any of the Sellers in respect of the Business are listed on Schedule 4.20(a).

      (c) Except as set forth on Schedule 4.20(c), none of the Companies has been required to file any notification or other report with or provide information to any product safety agency, commission, board or other Governmental Authority of any jurisdiction concerning actual or potential hazards with respect to any Product manufactured, distributed, sold or leased or service rendered by or on behalf of any of the Companies with respect to the Business. Each Product manufactured, sold or leased, or service rendered by or on behalf of any of the Companies complies in all respects with all product safety standards of each applicable product safety agency, commission, board or other Governmental Authority. The Government Approvals obtained by the Companies concern the following countries: the member-states of the European Union and the countries recognizing these Government Approvals by treaty (i.e., Switzerland, Norway, etc), the United States of America and Canada. For the rest of the world, Government Approvals are applied for and held by local Distributors.

4.21  Export

            None of the Companies has directly to the Sellers' knowledge, indirectly through any Distributor or other Person, sold or delivered any Products in or to any of the following countries (or to any Person acting on behalf of any of the following countries): Burma (Myanmar), Cuba, Iran, Liberia, North Korea, Sudan, Syria or Zimbabwe.

4.22. Intellectual Property.

      (a) Each of the Companies owns or is licensed or is otherwise entitled to exercise, all rights to all patents, trademarks, trade names, service marks, domain names, copyrights, trade secrets and other intellectual property rights, and any applications or registrations therefor, and all inventions, net lists, schematics, technical drawings, technology, know-how, processes, formulas, algorithms, computer software programs, documentation, and all other tangible and intangible information or material in any form, used or proposed to be used in the business of each of the Companies as currently conducted or as proposed to be conducted, without any conflict with or infringement of the rights of any other (collectively, the "Intellectual Property Rights").

      (b) Schedule 4.22(b) lists: (i) all copyrights, patents, patent applications, trademarks, service marks, trade names, and other company, product or service identifiers used in the Business and/or owned by each of the Companies with respect to any Intellectual Property Rights (other than shrink-wrap licenses and other software licenses available to the general public) (collectively, the "Company Intellectual Property Rights"); (ii) the jurisdiction(s) in which an application for patent or application for registration of each such Company and/or Subsidiary's Intellectual Property Right has been made, including the respective application numbers and dates; (iii) the jurisdiction(s) in which each such Company and/or Subsidiary's Intellectual Property Right has been patented or registered, including the respective patent or registration numbers and dates; and (iv) all licenses, sublicenses and other agreements to which each of the Companies is a party and pursuant to which any other party is authorized to use, exercise or receive any benefit from any Intellectual Property Right.

      (c) Each of the Companies is the owner or exclusive licensee of, with all right, title and interest in and to (free and clear of any Liens), its Intellectual Property Rights and has the rights to use, sell, license, assign, transfer, convey or dispose thereof or the products, processes and materials covered thereby, except as set forth in the licenses granted to the Companies as set forth in
            Schedule 4.13(a)(iv). The Sellers and the Companies have taken all necessary and appropriate steps, including without limitation the filing and prosecution of patent, copyright, and trademark applications to protect their interests in the each of the Companies' Intellectual Property Rights in the countries listed on Schedule 4.22(b); and each of the Companies has the exclusive right to file, prosecute, and maintain such applications and the patents and registrations that issue therefrom.

      (d) To the best knowledge of the Sellers, all patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by each of the Companies are valid and enforceable.

      (e) Each of the Companies has secured valid and enforceable written assignments from the Sellers, all consultants, contractors, employees and other persons who contributed to the creation or development of the Companies Intellectual Property Rights of the rights to such contributions that any of the Companies does not already own by operation of law. In particular, each of the Companies is in compliance with applicable law relating to employee invention in all countries in which of the Companies has registered Intellectual Property Rights including without limitation the provisions of Article L 611-6 et seq, Articles R 611-1 et seq of the French Intellectual Property Code.

      (f)   To the Sellers' knowledge, except for the matters set forth on
            Schedule 4.9(k) but other than Balt Extrusion, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Companies Intellectual Property Rights by any third party.

      (g) Except as set forth on Schedule 4.9(k), None of the Companies has brought any actions or lawsuits alleging (i) infringement of any Companies' Intellectual Property Rights or (ii) breach of any license, sublicense or other agreement authorizing another party to use the Companies Intellectual Property Rights and, to the Seller's knowledge, there does not exist any facts which could form the basis of any such action or lawsuit. Except for the Contracts listed on
            Schedule 4.13(a)(ii) and (v), none of the Companies has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Companies Intellectual Property Rights.

      (h) Except as set forth on Schedule 4.9(k), no person has asserted, and none of the Sellers has any reason to believe there is any basis for asserting, any claims with respect to the Intellectual Property Rights (i) contesting the right of any of the Companies to use, exercise, receive, sell, license, transfer or dispose of any Intellectual Property Rights or any products, processes or materials covered thereby or (ii) challenging the ownership, validity or enforceability of any of the Intellectual Property Rights. No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the licensing, assignment, transfer, use or conveyance thereof by any of the Companies.

      (i) Schedule 4.22(b) separately lists: (i) all copyrights, patents, patent applications, trademarks, service marks, trade names, and other company, product or service identifiers licensed to each of the Companies, other than software shrink-wrap licenses and other software licenses available to the general public (the "In-Licensed Intellectual Property Rights"); (ii) all licenses, sublicenses and other agreements to which each of the Companies is a party and pursuant to which each of the Companies is authorized to use, exercise, or receive any benefit from any In-Licensed Intellectual Property Right. Each of the Companies is in compliance with all terms and conditions of all such licenses, sublicenses, and other agreements. Except as set forth on Schedule 4.9(k), none of the Sellers has any knowledge of any assertion, claim or threatened claim that any of the Companies has breached any terms or conditions of such licenses, sublicenses, or other agreements.

      (j) No In-Licensed Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement related to or restricting in any manner the use or licensing thereof by any of the Companies, except as specifically provided in the license agreements and know-how and cooperation agreements listed on
            Schedule 4.13(a)(ii).

      (k)   Except as specifically provided in the license agreements listed on
            Schedule 4.13(a)(ii), each of the Companies has the right to sell, assign, transfer, and convey all of its right, title and interest in and to the Intellectual Property Rights and In-Licensed Intellectual Property Rights. None of the Companies is, or will be as a result of the execution and delivery of this Agreement or the consummation of the transactions hereunder, in violation of, or lose or in any way impair any rights pursuant to any license, sublicense or agreement described in Schedule 4.22(b).

      (l) Except as set forth on Schedule 4.9(k), there are no claims to the effect that the manufacture, marketing, license, sale or use of any product or service as now used or offered or proposed for use or sale by any of the Companies infringes any copyright, patent, trade secret, or other intellectual property or other right of any third party or violates any license or agreement with any third party. None of the Companies has received service of process or been charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, trade secret rights, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and none of the Companies has any outstanding restrictions or infringement liability with respect to any patent, trade secret, trademark, service mark, copyright or other intellectual property right of another.

      (m) Except as set forth in the agreements with doctors and Distributors listed in Schedule 4.13(a)(ii) and (v), none of the Companies has entered into any agreement to indemnify any other person against any charge of infringement of any third party intellectual property right, Intellectual Property Right, or In-Licensed Intellectual Property Right.

      (n) Each of the Companies has taken all commercially reasonable and appropriate steps to protect and preserve the confidentiality of all inventions, algorithms, formulas, schematics, technical drawings, ideas, know-how, processes not otherwise protected by patents or patent applications, source code, program listings, and trade secrets used or proposed to be used in the Business (the "Confidential Information"). The Companies have obtained valid written nondisclosure agreements from any party receiving Confidential Information. All Confidential Information is presently and as of the Closing Date will be located at the Companies' addresses as set forth in this Agreement or with subcontractors. None of the Companies nor, to the best of the Sellers' knowledge, any employee or officer of any of the Companies, has ever used, divulged or appropriated Confidential Information except for the benefit of the Companies, or ever breached any of the Companies' obligations under any confidentiality agreement or covenant. To the Sellers' knowledge, no person has used, divulged or appropriated Confidential Information to the detriment of any of the Companies other than pursuant to the terms of written agreements between the Companies and such other persons.

4.23. Transactions with Interested Persons.

Except to the extent specifically set forth on Schedule 4.23(a) or (b),

      (a) None of the Companies nor any director, manager or other officer (or immediate family member thereof) or, to the Sellers' knowledge, employee (or immediate family member thereof) of any of the Companies owns, directly or indirectly, on an individual or joint basis, an interest of five percent (5%) or more in, or serves as a director, manager or other officer, employee, consultant, contractor or agent, of or to, any competitor or supplier of any of the Companies, or any person or entity who or that has a Contract or arrangement with any of the Companies; and,

      (b) no director, manager or other officer or employee (or immediate family member thereof) of any of the Companies has entered into any agreement, contract or commitment of any type with any of the Companies, including without limitation, agreements and instruments relating to the lending of money to any of the Companies, leases of property to the Companies or rental of equipment or machinery by any of the Companies or Distribution Agreements.

4.24. Permits; Compliance with Laws, etc.

Each of the Companies has all licenses, franchises, permits, and other Governmental Approvals necessary or required for it to the conduct of the Business, and Schedule 4.24 lists all such licenses, franchises, permits, and other Governmental Approvals. Such licenses, franchises, permits, and other Governmental Approvals are valid, and none of the Companies has received any notice that any governmental authority intends to cancel, terminate, or not renew any such license, franchise, permit, or other Governmental Approval. Each of the Companies has substantially complied with and is in substantial compliance with all French, Belgium, European Union, U.S, and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders, or decrees applicable to them or any of its properties, assets, operations, and business, including but not limited to competition laws and regulations, labor laws and regulations, import export laws, laws governing the manufacture, storage, import/export, sales, marketing and registration of medical devices, and laws regarding the protection of databases containing personal data, and to the Sellers' knowledge there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, permit, judgment, order, or decree. None of the Companies, nor any director, manager, officer, employee, agent, consultant or any other person or entity acting on its or their behalf, have made, offered or provided any gift, entertainment, payment, loan or other consideration for the purpose of influencing the procurement of any favorable action by any Government Authority, regulator or office, or any official or employee thereof or any relative (by blood or marriage) of any such official or employee, in any way relating to the business of any of the Companies.

4.25. Environmental Matters.

            Each of the Companies is now and has been at all times in substantial compliance with any and all applicable laws and regulations pertaining to the regulation and protection of the environment and the health and safety of the public and its employees.

4.26. Banks, Powers of Attorney.

SCHEDULE 4.26. hereto contains a correct and complete list setting forth the name of each bank in which each of the Companies has an account or safe deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the names of each person holding a power of attorney from any of the Companies. None of the Companies has any outstanding power of attorney granted to any person or entity.

4.27. Business Records.

      (a) The minutes and related books of resolutions of each of the Companies have been kept in accordance with the requirements of the laws and regulations of its jurisdiction of incorporation and contain true, accurate and complete records of all meetings of, and corporate action taken by (including action taken by written consent), the shareholders and members of the board of directors or other corporate body, as may be applicable, of each of the Companies.

      (b) All the accounts, books, ledgers, financial and other records of each of the Companies are in each of the Companies' possession, have been fully, properly and accurately kept and completed, are current, do not contain any inaccuracies or discrepancies of any kind and give and reflect a true and fair view of each of the Companies' commercial transactions and financial and commercial position.

      (c) The share ledger registries of each of the Companies are in the possession of each of the Companies, have been properly maintained and contain an accurate and complete record of the matters with which they should deal.

4.28. Loans.

            Except for advances against ordinary business expenses, and except as set forth in Schedule 4.28, none of the Companies has granted any loans or Indebtedness to any individual or to any Person, including without limitation any of the Sellers or their family members.

4.29. Off-Balance Sheet Undertakings; Parent Guarantees

            Except as set forth in Schedule 4.29, none of the Companies has any off-balance sheet liabilities or obligations, and in particular it has not granted any guarantees (in any form whatsoever, including as a comfort letter), sureties, warranties or securities with regard to the performance of obligations contracted by third parties (including partners, shareholders, corporate officers or members of its staff). None of the Companies is participating in any "operations de portage" or interest rate or exchange rate swap agreements, nor is it bound by any undertakings made on a futures market. None of the Sellers has granted any guarantees (in any form whatsoever, including as a comfort letter), sureties, warranties or securities with regard to the performance of obligations contracted by any of the Companies.

4.30. No Brokers.

No agent, broker or other person is or will be entitled to any commission, finder's fee or similar compensation in connection with any negotiations relating to this Agreement, or the transactions contemplated hereby, except for Opticroissance and Grant Thornton Corporate Finance, whose fees shall be paid by the Sellers.

4.31. Disclosure.

No representation, warranty, statement or information contained in this Agreement or the Schedules hereto contain any untrue statement of a fact or omits any fact necessary in order to make the statements contained therein in light of the circumstances under which they were made not misleading. None of the Sellers has made any untrue statements and has not omitted to disclose any fact about the assets, liabilities, financial position, Business or prospects of any of the Companies. All copies of documents provided to the Purchaser, including those provided in during the due diligence process, were true, correct and complete copies and included all amendments, supplements and side letters. It is understood that when information must appear in several Schedules to this Agreement, the information in question can be set forth in only one of the Schedules only if the Seller insures that a cross-reference thereto is set forth in the other Schedules.

5. Representations of the Purchaser

The Purchaser hereby represents to the Sellers:

5.1 The Purchaser has the right, power and authority to execute and deliver this Agreement and other agreements and documents contemplated by this Agreement and to carry its obligations hereunder and thereunder;

5.2 The Purchaser is able to finance the contemplated acquisition, without prior approval of any lending institution;

5.3 The execution, delivery and performance by the Purchaser of this Agreement and of any other agreement or document contemplated by this Agreement: (i) will not violate or conflict with the certificate of incorporation or by-laws of Integra; (ii) will not violate any law, regulation, order or judgment of any Governmental Authority applicable to Integra; and (iii) will not violate, conflict with, or constitute default (or an event which, with notice or lapse of time or both, would constitute a default) under, any agreement to which Integra is a party, except for any such violation, conflict or default which would not materially impair Integra's ability to perform its obligations under this Agreement.

5.4 The Purchaser has no agreements with the current advisors to the Sellers (accountants, lawyers, statutory auditors, intermediaries) that would affect their independence in the context of the sale contemplated hereby.

6. Covenants.

6.1   Covenants of the Sellers.

            6.1.1 Non-Competition.

      (a) Each of the Sellers covenants and agrees that, for a period of five years commencing on the Closing Date, it shall not, directly or indirectly, except to the extent any of them remains employed by any of the Companies or by the Purchaser:

                  (i) participate or engage in a business related to the manufacture, the sale and maintenance of products, orthopedic implants for feet or ankles, or the provision of services, that are similar to or competitive with the Business or any part thereof anywhere in the European Union, Switzerland, United States of America, Canada, Japan and Australia

                  (ii) induce or attempt to induce any Person who, at the time of such inducement, is an employee of the Purchaser or any of its affiliates, or any of the Companies to perform work or services for any other person, firm, corporation, association, venture, partnership or entity other than the Purchaser or any of its affiliates, or any of the Companies or personally participate in the recruitment or hiring of any such person by any such entity; nor

                  (iii) own any shares or interest in any person, firm, corporation, association, venture, partnership or entity that directly or indirectly competes with any of the Companies or the Business, except as permitted under Section 6.1.1(b).

      (b) Notwithstanding the foregoing, each of the Sellers may own, directly or indirectly, solely as an investment, up to two percent (2%) of any class of securities of any entity that compete with the Business and that are traded on a U.S. national or European securities exchange or quotation system such as the NASDAQ. It is understood that Giet currently owns approximately 30% of G2P, a French societe anonyme that manufacturers for the Companies and may also manufacture product for competitors. Giet hereby agrees to sell all such shares not later than December 31, 2005.

      (c) The breach by one or more Sellers of the noncompetition obligations in this Section 6.1.1 will not be subject to the limitation of liability in Sections 7.2(a) and 7.2(b).

            6.1.2. Maintenance and Conduct of Business.

      (a) During the period from the date hereof through the Closing Date, each of the Sellers covenants that it shall continue, and cause the officers of each of the Companies to continue to manage the affairs of each of the Companies and the Business with the same degree of care as heretofore exercised, and, each of the Sellers further covenants to continue to manage the Business with the same degree of care as heretofore exercised. If any of the Sellers becomes aware of a material deterioration in the Business or any of the Companies or in a relationship with any customer, supplier, licensee or officer, employee or agent with respect to the Business, operations and facilities, it will promptly bring such information to the attention of the Purchaser and will use its best efforts in cooperation with the Purchase to restore such relationship except as otherwise mutually agreed.

      (b) From the date hereof through the Closing Date, except as expressly permitted hereby or by the Purchaser in writing (permission given within a reasonable time period not to exceed three (3) days in the absence of which permission will be deemed given), each of the Sellers covenants that it shall cause each of the Companies, without prior express written consent of the Purchaser, not to:

                  (i) except for transactions necessary to satisfy the Closing Conditions, incur any obligation or liability (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business, or indebtedness for money borrowed, or guarantee any indebtedness or obligation of any other party;

                  (ii) except for transactions necessary to satisfy the Closing Conditions, set aside or pay any dividend or distribution of assets, or repurchase any of its stock;

                  (iii) issue or grant any securities, including any options, warrants or rights to subscribe for its common stock or securities convertible into or exercisable for its common stock or enter into any agreement with respect thereto;

                  (iv) enter into, amend or terminate any employment or consulting agreement or any similar agreement or arrangement or hire any employee (except for fixed term employment agreements having terms of not more than two months);

                  (v) increase or modify the compensation or other benefits payable or to become payable to any of its officers, directors, employees or agents, or any relative of any such person, or adopt or amend any employee benefit plan or arrangement;

                  (vi) acquire, or dispose of, by sale, lease, license or other means, any tangible or intangible properties or assets used in its business (including but not limited to cash and cash equivalents) except in the ordinary course of business consistent with past practice;

                  (vii) waive or commit to waive any rights of substantial value or cancel any debts or claims;

                  (viii) permit any change in the nature of its status as a manufacturer and seller of medical devices or the manner in which its books and records are maintained;

                  (ix) create or suffer to be imposed any Lien or other charge on or against its properties or assets, whether tangible or intangible;

                  (x) enter into, amend or terminate any lease of real or personal property except automobile and office equipment leases in the ordinary course of business consistent with past practice;

                  (xi) amend its bylaws, its certificate of incorporation or any other governing provisions;

                  (xii) other than in the ordinary course of its business and consistent with past practice, enter into any material Contract or commitment, or violate, amend or otherwise modify, terminate or waive any of the terms of any of its Contracts, or engage in any activities or transactions , including, without limitation, entering into a Contract with a customer on terms which reflect a discount of more than five (5%) percent of the customary rates for the product or service covered by such Contract;

                  (xiii) accelerate the vesting of any employee stock benefit (including vesting under stock purchase agreements or exercisability of stock options) or waive any repurchase right or other right of forfeiture or take any other action designed to accomplish the foregoing;

                  (xiv) grant any bonus, severance or termination pay to any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (with any such agreement or arrangement to be disclosed by the Sellers);

                  (xv) abandon, dispose of, transfer or license to any person or entity any rights to the Intellectual Property Rights;

                  (xvi) other than in the ordinary course of business and consistent with past practice, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes except for amounts paid pursuant to the tax audit described on Schedule 4.10;

                  (xvii) sell, lease, license or otherwise dispose of, or accept any order for, Products or services other than in the ordinary course of business consistent with past practice;

                  (xviii) revalue any of its assets, including without limitation writing down the value of Inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (xix) fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

                  (xx) take or agree to take, any action which would cause a breach of its representations or warranties contained in this Agreement or prevent it from performing or cause it not to perform its covenants hereunder;

                  (xxi) make or institute any unusual or new methods of manufacture, purchase, sale, distribution, shipment or delivery, lease, management, accounting or operation, or ship or deliver any quantity of Products in excess of normal shipment or delivery levels;

                  (xxii) make any capital expenditure or commitment for any capital expenditure in excess of ten thousand (10,000) Euro in the aggregate except for instruments under consignment;

                  (xxiii) commence or settle any litigation that, if adversely determined, could restrict the operations of any of the Companies or would have a Material Adverse Effect;

                  (xxiv) change its accounting methods or practices

                  (xxv) open any new bank accounts;

                  (xxvi) pay any professional advisors fees with respect to the transactions contemplated in this Agreement, including, without limitation, accounting, legal, advisory or consulting fees; or

                  (xxvii) enter into a Distribution Agreement except in Turkey, the Czech Republic, Hungary, Chile or Venezuela.

            6.1.3. Access to Information

            Each of the Sellers shall, and cause the Company to, give to the Purchaser and its accountants, legal counsel and other representatives full and complete access on terms regarding scheduling to be mutually agreed, during normal business hours throughout the period from the date hereof to the Closing, to all of the properties, technology, software, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, books, Contracts, commitments and records relating to the business, assets and liabilities of each of the Companies, and furnish the Purchaser, its accountants, legal counsel and other representatives during such period all information concerning the affairs of each of the Companies, as the Purchaser may reasonably request.

            6.1.4. Statutory auditors

            Sellers shall use their best efforts prior to the Closing to obtain from the Companies's statutory auditors their resignations, effective the date of the shareholders' meeting approving the accounts for fiscal year 2004 as well as an agreement from such the statutory auditors to cooperate with the Companies and the Purchaser after their resignation and provide at Purchaser's expense, the Companies and the Purchaser with the information necessary to enable the Companies and the Purchaser to file any required financial statement for any period, including but not limited to any period through the Closing Date.

            6.1.5. Loans and Pledges

            The Sellers shall assure that the indebtedness referred to in
Schedule 4.4(b)(1) will be reimbursed prior to the Closing Date in a manner such that all the releases of pledges on any shares of any of the Companies are obtained.

            6.2.  Covenant of the Purchaser and the Sellers

The parties hereby covenant and agree that:

            6.2.1. Taxes.

            The Sellers shall pay all Taxes on the capital gains generated by sale of the Company Shares, and the Purchaser shall pay all registration Taxes and stamp duties in connection with the transfer of the Company Shares to the Purchaser.

            6.2.2. Cooperation

            Each party shall cooperate with the other party to secure all necessary consents, approvals, authorizations, exemptions and waivers from any third party or authority as shall be required in order to able such other party to consummate the transactions contemplated hereby.

            6.2.3. Further Assurances.

            (a) Each Party hereto agrees to do or cause to be done, or to cause each of the Companies to do or cause to be done, such further acts and things and deliver or cause to be delivered to any of the other Parties such additional assignments, agreements, powers, and instruments as any of the other parties may reasonably require to carry into effect the purposes of this Agreement or to better assure and confirm unto the Purchaser and each of the Sellers their respective rights, powers, and remedies hereunder and thereunder. In particular, between the date of this Agreement and the Closing, each Seller will promptly notify Purchaser if it becomes aware of (i) any breach, when made, of the representations and warranties contained in Article 4 of this Agreement, (ii) any fact that would constitute such a breach if such representations and warranties had been made as of the time of its awareness of such fact, (iii) any breach by a Seller of a covenant contained in this Agreement, or (iv) any fact that makes the satisfaction of the conditions contained in Article 3 of this Agreement impossible or unlikely.

            (b) For at least until the first anniversary of the Closing Date, the Sellers shall use their best efforts to make the transition of the Business to the Purchaser a success and in particular shall use their best efforts to preserve and maintain (and where desirable, improve and expand) existing relationships with all employees, consultants, independent contractors, Distributors and other customers, suppliers and medical professionals. The Sellers shall diligently perform all duties and obligations set forth in any employment or other agreements between any of them and any of the Companies.

6.3. Bank Guarantee.

            The Sellers shall obtain from a bank of international rank and deliver on the Closing Date the issuance of a bank guarantee granted to the benefit of the Purchaser and the Companies in order to partially secure the indemnification obligations of each of the Sellers as set out in Section 7 hereof, substantially in the form as set out in Exhibit 3.2(k) hereto.

6.4 Termination of a Distributor

            The Sellers shall cause Newdeal USA to give notice of cessationof its relationship with its Distributor in the United States and Canada, such notice to be effective no later than November 15, 2004

7. Indemnification.

7.1.  Indemnification of the Purchaser and the Companies.

      (a) From and after the Closing Date, (i) Fourcault, Knevels, and Giet, jointly and severally to the extent provided for in Section 7.1(b) and pro rata to their shares sold otherwise, and (ii) Gauneau, pro rata to his shares sold, will indemnify, defend, and hold harmless, each by way of a reduction in the Purchase Price, the Purchaser, or at the Purchaser's election, directly one or more of the Companies (collectively, "Purchaser Indemnified Parties") in an amount of any damage, liability, claim, prejudice, reduction in value of any asset or expense (including interest, penalties, and accountants', experts', counsels and attorneys' fees and disbursements incurred in a third party action) (collectively, the "Damages") that one of the Companies or the Purchaser may incur or be required to assume and that flows or results from (a) any inaccuracy or breach of the Seller's written representations or warranties made in or pursuant to this Agreement, or (b) the breach of any covenant, obligation, or agreements to be performed, fulfilled, or complied with pursuant to this Agreement ; or (c) any event, fact or transaction arising or having its origin or cause prior to the Closing Date; or (d) without limiting the scope of Section 4.10, any Tax incurred by any of the Companies or the loss of any Tax benefit following a reassessment or challenge by any Tax Authority in relation to any fact or event arising prior to the Closing Date and in relation to which the corresponding Tax was not paid on its due date for payment, or for which the Tax Returns were either not made on the appropriate date or were incorrect for any reason.

    (b) For purposes of this Agreement, "joint and several" with respect to Fourcault, Knevels, and Giet means (without limitation in any way of the concept of "responsabilite conjointe et solidaire" under French
         Law) that, until the date that is three years and one month after the Closing Date, each of Fourcault, Knevels, and Giet will be liable for any inaccurancies in or breaches of representations, warranties, covenants, obligations or agreements with respect to Damages of up to three million eight hundred thousand Euros (EUR 3,800,000) even if such representation, warranty, convenant, obligation or agreement was not made or breached by, or inaccurate with respect to, such Seller.

    (c) In determining the amount to be paid to the Purchaser Indemnified Parties in respect of any Damages, the following will be taken into account:

               (i) in order to set the amount of the indemnification due by the Sellers, the tax-deductible nature of the Damages suffered by the Purchaser or one of the Companies will be taken into account;

               (ii) any amount  actually  paid by insurance or other  indemnity,
               contribution   or  other   payment   from  a  third  party  which
               compensates for all or part of the Damage will be deducted;

               (iii) VAT on Damages will not be taken into account to the extent it is recoverable by one of the Companies, except as concerns late penalties and indemnities related thereto;

               (iv) in no case may Damages be claimed on an item that has been reserved for in the Closing Balance Sheet, up to the amount of such reserve;

               (v) any amount that has already been taken into account in the Post Closing Adjustment will not give rise to indemnification;

               (vi) any Damage that results from a change of any law after the Closing Date may not give rise to any indemnification;

               (vii) any Damage resulting from a change in the accounting methods or practices of the Companies that occurs after the Closing Date cannot given rise to any indemnification.

7.2.     Limitation on Indemnification.

    (a) The Sellers shall not be obligated to indemnify the Purchaser Indemnified Parties for any Damages (as defined above) based on any inaccuracy or breach of any of the representations or warranties made in or pursuant to this Agreement, until the aggregate amount of all Damages incurred with respect to all such claims are greater than three hundred and thirty five thousand Euro (EUR 335,000) (the "Threshold"), after which the Sellers shall be obligated to indemnify the Purchaser Indemnified Parties for all Damages represented by such claims in excess of two hundred thousand Euro (EUR 200,000) (the "Deductible").

    (b) The maximum liability that the Sellers shall have under this Article 7 shall be seven million seven hundred thousand Euro (EUR 7,700,000 Euro) (the "Cap").

    (c) Notwithstanding the provisions of Sections 7.2(a) and (b), none of the Threshold, the Deductible, or the Cap shall apply to any breaches of the Sellers of Full Liability Matters, which are the obligations of Sellers under this Agreement, as well as the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5, and 4.10.

    (d) Each Seller's indemnification obligations in respect of breaches of Full Liability Matters shall be capped at a maximum amount of Damages (suffered collectively by any of the Purchaser Indemnified Parties) equal to (x) the amount of the Purchase Price received by such Seller, less (y) the amount of all sums paid by such Seller to the Purchaser Indemnified Parties under its indemnification obligations.

    (e) Further, notwithstanding anything to the contrary in this Agreement, the disclosures in Schedules 4.10(b) and 4.16(b)(ii) shall not discharge the Sellers from any damages resulting from such matters.

7.3. Indemnity Procedure regarding Damages suffered by any Purchaser Indemnified Party

         (a) Notice and Defense.

                  (i) Notice. If a claim for Damages (an "Indemnity Claim") is to be made by a Purchaser Indemnified Party, such party shall give notice (an "Indemnity Claim Notice") to the Sellers as promptly as practicable after the Purchaser Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought, but in any event, if applicable, within the period specified in Section 7.4. If any a lawsuit or proceeding is filed against any Purchaser Indemnified Party, notice thereof shall be given to the Sellers as promptly as practicable (and in any event within ten (10) business days after service). The failure of any Purchaser Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure.

                  (ii) Conduct of Defense. After such notice, the Sellers shall be entitled, if they so elect: (x) to take control of the defense and investigation of such lawsuit or proceeding; (y) to employ and engage attorneys of their own choice to handle and defend the same (unless the named parties include both the indemnifying party and the Purchaser Indemnified Party and the latter has been advised in writing by counsel that there may be one or more legal defenses available to such Purchaser Indemnified Party that are different from or additional to those available to the Sellers, in which event the Purchaser Indemnified Party shall be entitled to separate counsel of its own choosing); and (z) to compromise or settle such lawsuit or proceeding, which compromise or settlement shall be made only with the written consent of the Purchaser Indemnified Party, which consent shall not be unreasonably withheld or delayed. The Purchaser Indemnified Party shall cooperate fully with Sellers in the defense of such claim, including making available to the Sellers and its counsel such documents, information, or other materials that are indispensable for handling such defense. If the Sellers fail to assume the defense within fifteen
         (15) calendar days after receipt of the Indemnity Claim Notice, the Purchaser Indemnified Party against which such lawsuit or proceeding has been asserted will (upon delivering notice to such effect to the Sellers) have the right to undertake, at the Sellers' expense, the defense, compromise or settlement of such Action; provided, however, that such lawsuit or proceeding shall not be compromised or settled without the written consent of the Sellers, which consent shall not be unreasonably withheld or delayed.

    (b)  Payment.

         All amounts payable by the Sellers as a result of any final, unappealable adverse judgment obtained against any of the Companies, shall become immediately due to the Purchaser Indemnified Party. In the event of an adverse judgment subject to appeal, unless such judgment is subject to immediate execution, no amount shall be payable to the Purchaser Indemnified Party until the expiration of the deadline for appeal, and thereafter should the Sellers decide to pursue such appeal, until a judgment has been obtained upon appeal; provided, the Sellers shall pay for any guarantee or bond that may be required pending such appellate judgement. Notwithstanding anything set forth in this Section 7.3(b), Purchaser Indemnified Parties shall have the right to offset amounts due to Purchaser Indemnified Parties pursuant to this Section 7 against the Anniversary Payment.

7.4. Survival of Representations, Warranties, Covenants and Indemnification.

    (a) The representations and warranties set forth in this Agreement shall survive the Closing and will expire upon the third anniversary of the Closing Date, except

         (i)      the Full Liability Matters, shall survive until the earlier of
                  (x) the expiration of a three (3) month period following the expiration of the applicable statute of limitations period and
                  (y) the tenth anniversary of the Closing Date, and

         (ii) representations and warranties under which a claim has been notified in writing to the Sellers in accordance with Section
                  7.3 hereof, as applicable, prior to the date on which such representations or warranties would otherwise expire shall survive until such claim has been resolved.

     (b) The representations and warranties of the Sellers shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchaser (including but not limited to by any of its advisors, consultants or representatives) or (other than in respect of disclosures contained or set forth in the disclosure schedules) by reason of the fact that the Purchaser or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

7.5. Sellers Waiver of Subrogation, Contribution and Indemnification Claims.

         Effective at Closing, each Seller hereby irrevocably waives and releases the Companies from any claim to or right of indemnification against any of the Companies. If any of the Sellers (or any family member or other affiliate of any Seller) has any claims, whether known or unknown, against any of the Companies arising out of any event occurring or state of facts existing on or prior to the Closing Date, all such claims, whether or not assigned to any third party, are hereby released, discharged and waived.

7.6 Purchaser Insurance

         For a period of three years after the Closing Date, the Purchaser shall maintain insurance for product liability for the products of the Companies at substantially the same as for other medical device products of the Purchaser.

8. Termination before Closing

         This Agreement may be terminated ipso facto by notice at any time prior to Closing:

         (a) By the written consent of the Purchaser and Sellers;

         (b) By the Purchaser if (i) there is a material breach of any covenant to be performed by any Seller under this Agreement which has not been waived by the Purchaser, (ii) satisfaction of any condition contained in Article 3 has become impossible (other than through a breach of a covenant contained in this Agreement by the Purchaser) and Purchasers have not waived such condition, or
(iii) if the Closing has not occurred on or before January 6, 2005, or such later date as the parties may agree upon in writing, unless the Purchaser is in material breach of this Agreement; or

         (c) By Sellers if (i) there is a material breach of any covenant to be performed by the Purchaser under this Agreement which has not been waived by Sellers, (ii) satisfaction of any condition contained in Article 3 has become impossible (other than through a breach of covenant contained in this Agreement by any Seller) and Sellers have not waived such condition or (iii) if the Closing has not occurred on or before January 6, 2005, or such later date as the parties may agree upon in writing, unless a Seller is in material breach of this Agreement.

9. Miscellaneous.

9.1. Complete Agreement; Amendments; Waivers.

         This Agreement, together with the Schedules and Exhibits hereto and thereto, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may be amended only by a written instrument signed by the Parties hereto. No provision of this Agreement may be waived without a written instrument signed by the waiving Party. The failure of any Party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement will not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the Parties with respect thereto will continue in full force and effect.

9.2. Successors and Assigns.

         This Agreement will inure to the benefit of, and be binding upon, the Parties hereto and their respective executors, heirs, and permissible assigns. Neither this Agreement nor any of the rights or obligations hereunder (or under any document delivered pursuant hereto) may be assigned by a Party hereto without the prior written consent of the other Parties, except that the Purchaser may assign this Agreement to any of its subsidiaries or affiliates without the prior written consent of any Party.

9.3. Governing Law; Jurisdiction.

This Agreement will be construed and enforced in accordance with the laws of France. Any dispute relating to this Agreement (other than under Section 2.5.2) shall be brought exclusively in the Commercial Court of Paris.

9.4. Notices.

         All notices, claims, requests, demands, and other communications hereunder will be in writing and will be duly given if: (a) personally delivered or sent via telecopy or (b) sent by Federal Express, DHL, or UPS (for next business day delivery or second business delivery in the case of international shipments), shipping prepaid as follows:

If to the Purchaser, to:

Integra Life Sciences Holding Corporation
311 Enterprise Drive
Plainsboro, NJ 08536
USA
Fax number:  ++ 609-275-1082.Attn: General Counsel

with a copy to counsel :

Kahn & Associes
51, rue Dumont d'Urville
75116 Paris
France
Fax number:  ++ 33 1 45 01 45 00
Attn: Douglas S. Glucroft, Esq.

If to the Sellers, to each of them at the address set forth on the first page of this Agreement.

with a copy to counsel:

CEFIDES
Immeuble le Britannia (Bat.C)
20, boulevard Eugene Dernelle
69432 Lyon Cedex 03
France
Fax number : ++ 33 4 72 84 02 85
Attn : Yves Conan, Esq.

or to such other address or addresses as the party to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery or completed telecopy, or, if sent by reputable overnight courier, one business day after such sending or two business days after sending in the case of international shipments.

9.5. Expenses.

         No expenses of the Seller or the Company incurred in connection with the transactions contemplated by this Agreement (including, without limitation, Taxes or accounting and legal fees incurred in connection therewith) shall be paid by or deemed a liability of any of the Companies (or reflected on the Financial Statements), and the Sellers (and none of the Companies) shall bear their own expenses and those of the Companies with respect to the foregoing and the Purchaser shall bear its own expenses in connection therewith. However, all expenses relating to the by-law amendments and changes in governing bodies of each of the Companies concerned shall not be borne by the Sellers for purposes of calculation of the Post-Closing Adjustment.

9.6. Headings; Form of Words.

         The headings contained in this Agreement (including but not limited to the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading will in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular will be read in the plural, and vice versa, and terms used in the masculine gender will be read in the feminine or neuter gender when the context so requires, and vice versa.

9.7. Severability.

         The provisions of this Agreement will be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the Parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any Party, for any reason, and if such provision cannot be changed consistent with the intent of the Parties hereto to make it fully legal, valid, binding, and enforceable, then such provisions will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

9.8 Public Announcements

         Neither the Purchaser no the Sellers shall make public in any way or otherwise disclose any information with respect to this Agreement except with the prior consultation with the other Parties or except in so far as is required by any Governmental Authority, in which case the Party required to provide information shall inform the other Parties.

9.9. Language of Agreement.

         Because the Purchaser is a United States of America company and certain of the Sellers are French, the Parties to this Agreement expressly declare that it is their express intention that this Agreement be drawn up both in the English and in the French language. In the event of any inconsistency between the English and the French versions, the French version shall prevail.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written in three original copies.

FOR INTEGRA LIFESCIENCES HOLDINGS CORPORATION:

By:    /s/ John B. Henneman, III
       -------------------------

Name:  John B. Henneman, III
Title: Executive Vice President, Chief Administrative Officer

THE SELLERS :

/s/ Eric Fourcault
---------------------------------
Mr. Eric Fourcault

/s/ Theo Knevels
---------------------------------
Mr. Theo Knevels

/s/ Jean-Christophe Giet
---------------------------------
Mr. Jean-Christophe Giet

/s/ Bertrand Gauneau
---------------------------------
Mr. Bertrand Gauneau